Exhibit 10.1

April 27, 2011

MP CA Homes LLC

c/o MatlinPatterson Global Advisors LLC

520 Madison Avenue, 35th Floor

New York, NY 10022-4213

Attn: Robert H. Weiss

Re: June 27, 2008 Standard Pacific Corp. Stockholder’s Agreement

Dear Bob,

Reference is made to that certain Stockholders Agreement (the “Stockholders Agreement”) dated as of June 27, 2008, by and between Standard Pacific Corp. (the “Company”) and MP CA Homes LLC (the “Investor”). All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Stockholders Agreement.

I am in receipt of your letter, dated September 1, 2010, requesting pursuant to Section 7.1 of the Stockholders Agreement, that the Company file a Short–Form “shelf” Registration Statement for the registration and the sale on a continuous or delayed basis of the Registrable Securities (the “Registration Request”).

In exchange for the Investor’s withdrawal of the Registration Request, the Company is willing to extend the expiration date by which the Investor must request that the Company file a Short Form Registration Statement from the second anniversary of the closing of the Rights Offering until the date on which the Stockholders Agreement terminates pursuant to Section 8.2 thereof. Accordingly, upon your acceptance of the terms of this letter agreement, the first sentence of Section 7.1 of the Stockholders Agreement shall be amended and restated in its entirety as follows:

“If requested by the Investor, but subject to the Transfer restrictions set forth in Section 4.2, the Company will use its commercially reasonable efforts to qualify for registration on and to file, a registration statement on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration Statement”), and such Short-Form Registration Statement will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415.”

Except as expressly amended above, the Stockholders Agreement shall continue in full force and effect in accordance with its terms.

All terms used but not defined herein shall have the meaning set forth in the Stockholders Agreement.

If you are in agreement with the foregoing, please counter-sign this letter in the space provided below.

Very truly yours,

STANDARD PACIFIC CORP.

/s/ John P. Babel

John P. Babel

Senior Vice President,

General Counsel and Secretary

Agreed and accepted:

MP CA HOMES LLC

By:	/s/ Robert H. Weiss
Name:	Robert H. Weiss
Title:	Authorized Signatory

Dated:	April 27, 2011